EXHIBIT 99.1

Investor Update: Our Proactive Approach to Novel Coronavirus Preparedness

Like many others, we are closely monitoring the public health and economic impact of the coronavirus pandemic.

To date we have not observed changes in application trends or deterioration in loan performance or significant shifts in investor demand on the LendingClub platform. With that said, as responsible stewards of investor capital and returns, we are taking immediate, proactive and temporary action in the interests of our platform investors while we assess the long-term impacts of the coronavirus pandemic on our members, our business and the economy.

A principal benefit of our marketplace model is the ability to quickly adapt and flex to changing market conditions; our changes today are a clear example of this.

We are currently executing against 3 concurrent strategies:

1.
Enhance the resiliency of the portfolio. We are immediately moving to target a significant reduction in overall losses through a combination of actions: 1) reducing approval rates for certain higher-risk borrower populations; 2) increasing income and employment verification requirements; and 3) adjusting our marketing mix, focusing on channels where we have the most flexibility to control volume and credit quality.

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Reducing approval rates for higher-risk borrower populations. Like many other businesses during this period, we are focused on retaining our best customers. To that end, in partnership with our issuing bank, we are focused on meeting the needs of our existing members and are significantly reducing exposure to new borrowers as well as specific higher-risk borrower populations. As we focus on borrowers with higher credit quality, investors may see fewer grade C and D loans available on the platform; individual investors who are overweight those grades should consider the effects of cash drag on their portfolio and whether or not to reallocate in line with their investment objectives.

•	Increasing verification requirements. In parallel, we are increasing the breadth and scope of income and employment verification requirements for some higher-risk borrowers.

•	Adjusting marketing channels. We are also adjusting our marketing mix, focusing on channels where we have the most flexibility to control volume and credit quality.

To be clear, these changes are intended to be immediate, proactive, and temporary. We will continue to monitor the macroeconomic environment, local dynamics in acutely affected areas, loan performance, and financial health of our members to determine if additional changes are necessary.

2.	Utilize our investments in operations and preparedness:

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Resilient collections infrastructure. We have robust servicing operations that enable us to continue to service our borrowers appropriately while also minimizing disruption to our investors. Our servicing and collections teams are located across multiple locations, providing resiliency. We also have a partner network in place, which allows for the training of additional servicers, collectors and other operating capabilities, as needed. Lastly, given the nature of the coronavirus situation, we have added remote-work capabilities.

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Expanded options for members who need help. We are committed to our borrowers’ financial success and know that this is a trying time for many. We are working closely with our borrowers, have several payment plans available for those members who need help, and we are working on adding new options specifically tailored to this situation as well.

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Recession readiness and crisis playbooks. Given economists’ recessionary projections in 2018 and 2019, over the past 2 years we have developed a detailed playbook with measures that aim to protect investor returns, maintain platform balance, and safeguard our business through a potential economic downturn. We formulated a tactical response plan over the last two years and have run

EXHIBIT 99.1

multiple scenario simulations in order to prepare our team and business for a variety of crisis conditions. We are now executing these playbooks in a coordinated and efficient manner.

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Our skilled and flexible team. Our employees are integral to our business operations. To ensure their safety and the safety of our communities, we have implemented limitations on travel and a work from home program.

3.
Vigilantly monitor performance. We have not observed changes in application trends or deterioration in loan performance to date. But in order to protect our marketplace platform for both borrowers and investors, we are monitoring the situation closely. We are in daily conversations about the macroeconomic outlook and have the benefit of working with some of the largest, most sophisticated financial firms in the world. Our marketplace model gives us the ability to factor in their insights quickly. Given the current environment, we are ramping up our efforts even further, with enhanced monitoring of both macroeconomic (consumer data, financial data, etc.) and LendingClub-specific factors (loan performance, application quality, payment plan subscription rates and more).

As we and the world learn more about the effects of the novel coronavirus, we will adjust as necessary, and use these same agile tools to re-accelerate when the time is right. We have a demonstrated history of success in scaling origination volumes up and down due to changes in market conditions, and will leverage that experience to navigate the current environment.

All of our investments show that we have the ability to quickly institute changes in response to market dynamics. We also are prepared and focused on the long-term health of our investors, borrowers, employees, and company. From an enterprise perspective, we will continue to invest in the core initiatives that are foundational to our short and long-term strategies so that we are well positioned to capture the upside when the economic environment stabilizes.

These are difficult times for many people and our hearts go out to everyone affected. We will continue to keep our investors posted and encourage them to reach out to us at investing@lendingclub.com with any questions.

Safe Harbor Statement

Some of the statements above, including statements regarding our ability to effectuate and the effectiveness of changes in strategy, loan performance, platform returns, borrower and investor demand, our ability to successfully navigate the current economic climate, the performance of the company and the impact of the coronavirus are "forward-looking statements." The words "anticipate," "believe," "estimate," "expect," "intend," "may," "outlook," "plan," "predict," "project," "will," "would" and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include the impact of global economic, political, market, health and social events or conditions, including the impact of the coronavirus, and those factors set forth in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, as well as our subsequent reports on Form 10-Q and 10-K each as filed with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this publication is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.